Exhibit 99.1

General Partners, Executive Officers, Managers and Board of Directors

Noble Energy, Inc.

Name	Position	Principal Occupation/Business	Issuer Common Units Beneficially Owned
Jeffrey L. Berenson	Director	President and Chief Executive Officer of Berenson & Company	—

Michael A. Cawley	Director	President and Manager of The Cawley Consulting Group, LLC	2,300

Edward F. Cox	Director	Retired Partner, Patterson Belknap Webb & Tyler LLP	12,500

Thomas J. Edelman	Director	Managing Partner, White Deer Energy LP	—

Eric P. Grubman	Director	Executive Vice President of the National Football League	—

Kirby L. Hedrick	Director	Former executive of Phillips Petroleum Company	—

Scott D. Urban	Director	Former executive of BP Oil Company	5,000

William T. Van Kleef	Director	Former executive of Tesoro Corporation	10,000

Molly K. Williamson	Director	Former senior policymaker in U.S. government	1,038.301

Charles D. Davidson	Chairman	Officer of Noble Energy	—

David L. Stover	President and Chief Executive Officer	Officer of Noble Energy	7,500

Kenneth M. Fisher	Executive Vice President and Chief Financial Officer	Officer of Noble Energy	7,500

Ted D. Brown	Senior Vice President	Officer of Noble Energy	—

Susan M. Cunningham	Executive Vice President	Officer of Noble Energy	—

J. Keith Elliott	Senior Vice President	Officer of Noble Energy	—

Arnold J. Johnson	Senior Vice President, General Counsel and Secretary	Officer of Noble Energy	6,000

John T. Lewis	Senior Vice President	Officer of Noble Energy	7,500

Michael W. Putnam	Vice President	Officer of Noble Energy	1,500

Charles J. Rimer	Senior Vice President	Officer of Noble Energy	—

A. Lee Robison	Senior Vice President	Officer of Noble Energy	—

Gary W. Willingham	Executive Vice President	Officer of Noble Energy	5,000

The business address for each of the persons listed above is c/o Noble Energy, Inc., 1001 Noble Energy Way, Houston, Texas 77070.

Exhibit 99.1, page 2

NBL Midstream, LLC

Name	Position	Principal Occupation/Business	Issuer Common Units Beneficially Owned
Gary W. Willingham	Manager	Officer of Noble Energy	5,000

Charles J. Rimer	Manager and President	Officer of Noble Energy	—

John A. Huser	Manager and Vice President—Finance	Officer of Noble Energy	1,300

Amy E. Jolley	Vice President—Tax	Officer of Noble Energy	500

Gerald M. Stevenson	Vice President and Treasurer	Officer of Noble Energy	4,500

Mark Patteson	Vice President	Officer of Noble Energy	—

Timothy K. Baumgart	Vice President	Officer of Noble Energy	500

Lawson L. Freeman	Vice President	Officer of Noble Energy	—

Donald G. Moore	Vice President	Officer of Noble Energy	200

The business address for each of the persons listed above is c/o Noble Energy, Inc., 1001 Noble Energy Way, Houston, Texas 77070.